UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   July 9, 2015

_____________________________

GROWLIFE, INC.

(Exact name of registrant as specified in charter)

Delaware	0-50385	90-0821083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Union Street, Suite 810

                           Seattle, WA 98101

(Address of principal executive offices and zip code)

                              (800) 977-5255

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 9, 2015, GrowLife, Inc., a Delaware corporation (the “Company”), entered into and closed a Securities Purchase Agreement and related agreements (the “Transaction Documents”) with an accredited investor (the “Purchaser”) whereby the Company agreed to sell, and the Purchaser agreed to purchase up to $3,000,000 of senior secured convertible, redeemable debentures (the “Debentures”), of which $700,000 was purchased on July 9, 2015, and up to $2,300,000 may be purchased in additional closings (the “Transaction”).  The closing of the Transaction occurred on July 9, 2015 (the “Closing”).

The description of the Securities Purchase Agreement, Debenture, Security Agreement(s), Guaranty Agreement(s), Pledge Agreement(s) and related documentation are qualified in their entirety by reference to the full text of the Transaction Documents, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7 and 10.8, respectively, and incorporated by reference into this Item 1.01.  Certain capitalized terms used herein but not otherwise defined shall have the meaning ascribed thereto in the Transaction Documents.

Securities Purchase Agreement

As set forth above, the Company entered into the Securities Purchase Agreement on July 9, 2015 with the Purchaser whereby the Purchaser agreed to purchase up to $3,000,000 of the Debentures of which $700,000 was purchased at Closing.  In connection with the Securities Purchase Agreement, the Company, at the discretion of Purchaser, may request in writing at any time after the Closing that Purchaser purchase additional Debentures at agreed upon time periods and amounts (the “Additional Closings”).

The Securities Purchase Agreement also provides that the Company shall, within ninety (90) days of Closing, file any and all periodic reports with the Securities and Exchange Commission (“SEC”) required under the Exchange Act to become current with the Company’s reporting requirements under the Securities Exchange Act of 1934 (the “Exchange Act”) and shall use its best efforts to obtain approval for the listing and quotation of the Company’s common stock (the “Common Stock”) on the OTC Bulletin Board, or another Principal Trading Market more senior and established than the OTC Pink Sheets and approved by Purchaser, and to have such Common Stock trading in such Principal Trading Market.

In consideration for advisory services provided by Purchaser to the Company prior to the Closing (the “Advisory Fee”), the Company paid to Purchaser a fee by issuing to Purchaser 10,000,000 shares of Common Stock at $0.02 per share equal to $200,000 (the “Advisory Fee Shares”).  The Advisory Fee Shares were valued at a price equal to the lowest volume weighted average price for the Common Stock for the five (5) Business Days immediately prior to the Effective Date (the “Valuation Date”), as reported by Bloomberg (the “VWAP”). The Advisory Fee Shares are subject to adjustment as provided in the Securities Purchase Agreement.  The Company also paid certain transaction, due diligence and document review and legal fees to Purchaser in connection with the Transaction.

Senior Secured, Convertible, Redeemable Debenture

The Company entered into an initial Debenture dated July 9, 2015 with the Purchaser whereby the Purchaser purchased $700,000 in senior secured, convertible, redeemable debentures in exchange for $700,000 in immediately available and lawful money of the United States of America.  The Company promised to pay Purchaser, by no later than October 9, 2016 (the “Maturity Date”), the outstanding principal together with interest on the outstanding principal amount under the Debenture, at the rate of eighteen percent (18%) per annum simple interest.  The Company shall make monthly payments of principal and interest on the Debenture to Purchaser, while this Debenture is outstanding, until the Maturity Date, based on the payment, amortization and redemption premium schedule attached as Schedule A to the Debenture.

The indebtedness evidenced by this Debenture is also secured by a first priority lien and security interest in all of the assets and property of the Company and various other instruments as set forth in the Transaction Documents, subject to the terms and conditions of the Intercreditor Agreement described below.

At any time while the Debenture is outstanding on or after the Closing, (i) if mutually agreed upon by the parties or (ii) at the sole option of the Purchaser upon the occurrence of an Event of Default, the Purchaser may convert all or any portion of the outstanding principal, accrued and unpaid interest redemption premium and any other sums due and payable hereunder or under any of the other Transaction Documents (such total amount, the “Conversion Amount”) into shares of Common Stock of the Company (the “Conversion Shares”) at a price equal to: (i) the Conversion Amount (the numerator); divided by (ii) ninety percent (90%) of the lowest of the average daily volume weighted average price of the Company’s Common Stock during the five (5) trading days immediately prior to the Conversion Date (the denominator) (the “Conversion Price”).

Security Agreement(s)

In connection with the Securities Purchase Agreement and Debenture, the Company entered into a Security Agreement dated July 9, 2015 with the Purchaser whereby the Company agreed to grant to Purchaser an unconditional and continuing, first priority security interest in all of the assets and property of the Company to secure the prompt payment, performance and discharge in full of all of Company’s obligations under the Debentures, the Purchase Agreement and the other Transaction Documents, subject to the terms and conditions of the Intercreditor Agreement set forth below.

In addition, each of the Company’s operating subsidiaries also agreed to grant to Purchaser an unconditional and continuing, first priority security interest in all of the assets and property of each of the subsidiaries to further secure the prompt payment, performance and discharge in full of all of Company’s obligations under the Debentures, the Purchase Agreement and the other Transaction Documents.

Guaranty Agreement(s)

In connection with the Securities Purchase Agreement and Debenture, each of the Company’s operating subsidiaries entered into Guaranty Agreements dated July 9, 2015 with the Purchaser whereby the subsidiaries agreed to guarantee and become surety to Purchaser for the full, prompt and unconditional payment of the Liabilities and payment and performance of the Company’s obligations and the full, prompt and unconditional performance of each term and condition to be performed by Company under the Debentures and the other Transaction Documents.

Pledge Agreement(s)

In connection with the Securities Purchase Agreement and Debenture, the Company entered into Pledge Agreements dated July 9, 2015 with the Purchaser whereby the Company agreed to pledge to Purchaser its shares in each of its operating subsidiaries as further security for the payment and performance of the Company’s obligations and the full, prompt and unconditional performance of each term and condition to be performed by Company under the Debentures and the other Transaction Documents.

Intercreditor Agreement and Related Creditor Documentation

On July 9, 2015, the Company, each of its subsidiaries, Purchaser and Logic Works LLC (an existing senior secured creditor) entered into an Intercreditor Agreement whereby Purchaser and Logic Works agreed that their outstanding senior secured loans to the Company be secured on a pari passu basis with respect to all assets and property of the Company and its subsidiaries (the “Collateral”).  As a result of the Intercreditor Agreement, all sums secured or owing to Purchaser and Logic Works shall be held by them on a pari passu and pro-rata basis between them, in proportion to such party’s outstanding principal amount owing under their respective loan documents.

In addition, the Company, each of its subsidiaries, Purchaser and Jordan Scott and Andrew Gentile, respectively, each entered into Subordination Agreements dated July 9, 2015 whereby Scott and Gentile agreed to subordinate their existing 6% Senior Secured Convertible Notes, dated March 16, 2012, as amended, all of their indebtedness, obligations and security interests to the Purchaser’s security interests as more fully set forth in the Transaction Documents.

As consideration for their subordination, Scott and Gentile, respectively, each entered into that certain Amendment No. 2 to 6% Senior Secured Convertible Note with the Company which provides for an increase in the interest rate from 6% to 10% and the default interest rate from 12% to 20% on the 6% Senior Secured Convertible Notes for so long as the Company remains in technical default on said notes due to its delisting from its Primary Trading Market last April.  The Company further agreed that said 20% default interest will be applied to the date of default on April 10, 2014 and continuing through the present.

The foregoing descriptions of the Securities Purchase Agreement, Debenture, Security Agreement(s), Guaranty Agreement(s), Pledge Agreement(s) and related documentation are qualified in their entirety by reference to the full text of the Transaction Documents, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7 and 10.8, respectively, and incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

See the disclosures made in Item 1.01, which are incorporated herein by reference. All securities issued in the Transaction were issued in a transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The Transaction did not involve a public offering, the sale of the securities was made without general solicitation or advertising, there was no underwriter, and no underwriting commissions were paid.

Item 8.01	Other Events.

On July 16, 2015, the Company issued a press release regarding the Transaction.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated July 9, 2015, entered into by and among GrowLife, Inc., its subsidiaries, and Purchaser.

10.2	Senior Secured, Convertible, Redeemable Debenture entered into by and between GrowLife, Inc. and Purchaser.

10.3	Form of Security Agreement entered into by and between GrowLife, Inc. and its subsidiaries, respectively, and Purchaser.

10.4	Form of Guaranty Agreement entered into by and among GrowLife, Inc.’s subsidiaries, respectively, and Purchaser.

10.5	Form of Pledge Agreement entered into by and among GrowLife, Inc. and Purchaser.

10.6	Intercreditor Agreement, dated July 9, 2015, entered into by and among GrowLife, Inc., its subsidiaries, Logic Works LLC and Purchaser.

10.7	Form of Subordination Agreement, dated July 9, 2015, entered into by and among GrowLife, Inc., its subsidiaries, Purchaser and Jordan Scott and Andrew Gentile, respectively.

10.8	Form of Amendment No. 2 to 6% Senior Secured Convertible Note, dated July 9, 2015, entered into by and between GrowLife, Inc. and Jordan Scott and Andrew Gentile, respectively.

99.1	Press Release issued by GrowLife, Inc. on July 16, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROWLIFE, INC.

Date: July 16, 2015	By:	/s/ Marco Hegyi
Marco Hegyi
President